UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: April 5, 2010
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Our Amended and Restated Senior Revolving Credit Agreement (the “Restated Credit Agreement”) provides for semi-annual redeterminations of our borrowing base on April 1 and October 1 of each year.  Effective April 1, 2010, our borrowing base under the Restated Credit Agreement was increased from $350 million to $375 million.

On April 5, 2010, we amended the Restated Credit Agreement (the “Revolver Amendment”) to, among other things, allow us to (1) issue up to $250 million of unsecured senior or senior subordinated debt securities (“Senior Notes”), subject to certain conditions, and (2) enter into a sale and leaseback transaction for all or any part of our compression, gathering and midstream facilities located in California with an aggregate sale price not exceeding $15 million (the “Compressor Sale-Leaseback Transaction”).  The Revolver Amendment provides that proceeds from any Senior Notes must be used to repay or prepay at least $80 million of the outstanding principal balance of the second lien term notes (the “Second Lien Notes”) outstanding under our Amended and Restated Second Lien Term Loan Agreement (the “Term Loan”).  The Revolver Amendment also provides that if Senior Notes are issued, our borrowing base under the Restated Credit Agreement will be reduced by an amount equal to $.25 per $1.00 of principal amount of Senior Notes issued in excess of the principal amount of Second Lien Notes repaid or prepaid contemporaneously with the issuance of such Senior Notes.

On April 5, 2010, we also entered into the Second Amendment to our Term Loan (the “Second Lien Amendment”) to, among other things, allow us to (1) issue up to $250 million in Senior Notes, and (2) enter into the Compressor Sale-Leaseback Transaction.

The foregoing description of the Revolver Amendment and the Second Lien Amendment do not purport to be complete and are qualified in their entirety by reference to the respective amendments, which will be filed as Exhibits to our next Quarterly Report on Form 10-Q.

Certain lenders under the Restated Credit Agreement and the Term Loan, and their affiliates or predecessors, have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial, and commercial services for Rosetta Resources Inc. and its affiliates and subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

Item 7.01. Regulation FD Disclosure

On April 5, 2010, we issued a press release providing an update on several operational matters, including updates on our Eagle Ford Shale, Alberta Basin Bakken program and our outlook on production volumes.

The press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

On April 5, 2010, we issued a press release pursuant to Rule 135c of the Securities Act of 1933 announcing a private offering of $200 million aggregate principal amount of senior notes due 2018.  The press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements:
None
(b)	Pro forma financial information:
None
(c)	Shell company transactions:
None
(d)	Exhibits
	Exhibits.	The Registrant includes a copy of the press release dated April 5, 2010 as Exhibit 99.1.
	Exhibits.	The Registrant includes a copy of the press release dated April 5, 2010 as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2010	ROSETTA RESOURCES INC.

	By:	/s/ MICHAEL J. ROSINSKI
Michael J. Rosinski
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Rosetta Resources Inc. dated April 5, 2010.
99.2	Press Release of Rosetta Resources Inc. dated April 5, 2010.